Tenable Announces Second Quarter 2025 Financial Results
•Revenue of $247.3 million, up 12% year-over-year.
•Calculated current billings of $238.6 million, up 8% year-over-year.
•GAAP operating margin of (3)%; Non-GAAP operating margin of 19%.
•Net cash provided by operating activities of $42.5 million; Unlevered free cash flow of $44.3 million.
•Announced a $250 million expansion of our existing stock repurchase program.
COLUMBIA, Maryland, July 30, 2025 — Tenable Holdings, Inc. ("Tenable") (Nasdaq: TENB), the exposure management company, today announced financial results for the quarter ended June 30, 2025.
"We beat all of our guided metrics during the quarter, delivering 12% revenue growth and 19% operating margin," said Steve Vintz, Co-CEO of Tenable. "Our outperformance was driven by the adoption of our exposure management platform, as customers are becoming more strategic with their security investments, prioritizing preemptive measures and seeking a unified view of their attack surface to reduce risk."
"This quarter showcased the exceptional value Tenable One delivers, as we saw major expansions across industries and secured strong wins against major players," said Mark Thurmond, Co-CEO of Tenable. "Our leadership in exposure management uniquely positions us to help customers address their complex security challenges."

Second Quarter 2025 Financial Highlights
•Revenue was $247.3 million, a 12% increase year-over-year.
•Calculated current billings was $238.6 million, an 8% increase year-over-year.
•GAAP loss from operations was $7.4 million, compared to $8.8 million in the second quarter of 2024.
•Non-GAAP income from operations was $47.7 million, compared to $42.8 million in the second quarter of 2024.
•GAAP net loss was $14.7 million, compared to $14.6 million in the second quarter of 2024.
•GAAP net loss per share was $0.12, consistent with the second quarter of 2024.
•Non-GAAP net income was $41.4 million, compared to $38.2 million in the second quarter of 2024.
•Non-GAAP diluted earnings per share was $0.34, compared to $0.31 in the second quarter of 2024.
•Cash and cash equivalents and short-term investments were $386.5 million at June 30, 2025, compared to $577.2 million at December 31, 2024.
•Net cash provided by operating activities was $42.5 million, compared to $31.4 million in the second quarter of 2024.
•Unlevered free cash flow was $44.3 million, compared to $36.5 million in the second quarter of 2024.
•Repurchased 2.0 million shares of our common stock for $65.0 million.
Recent Business Highlights
•Added 367 new enterprise platform customers and 76 net new six-figure customers.
•Announced a $250 million expansion of our existing stock repurchase program.
•Completed our acquisition of Apex Security, which is expected to strengthen our industry-leading exposure management platform to help organizations secure both the AI they use and the AI they build.
•Launched Tenable One connectors and advanced risk dashboards, which are designed to seamlessly combine data from third-party security tools with our native sensor data for a comprehensive and actionable view of organizational risk.
•Named a "Major Player" in IDC’s inaugural MarketScape report for Cloud-Native Application Protection Platforms (CNAPP).
•Published the 2025 Cloud Security Risk Report, delivering in-depth, real-world insights into the most pressing security challenges organizations face.
•Awarded two AI-powered security awards from the 2025 Globee Awards and 2025 Cybersecurity Excellence Awards.

Financial Outlook
For the third quarter of 2025, we currently expect:
•Revenue in the range of $246.0 million to $248.0 million.
•Non-GAAP income from operations in the range of $52.0 million to $54.0 million.
•Non-GAAP net income in the range of $44.0 million to $46.0 million, assuming interest expense of $7.2 million, interest income of $3.3 million and a provision for income taxes of $3.4 million.
•Non-GAAP diluted earnings per share in the range of $0.36 to $0.37.
•123.0 million diluted weighted average shares outstanding.
For the year ending December 31, 2025, we currently expect:
•Calculated current billings in the range of $1.038 billion to $1.048 billion.
•Revenue in the range of $981.0 million to $987.0 million.
•Non-GAAP income from operations in the range of $205.0 million to $215.0 million.
•Non-GAAP net income in the range of $179.0 million to $189.0 million, assuming interest expense of $28.5 million, interest income of $15.6 million and a provision for income taxes of $12.8 million.
•Non-GAAP diluted earnings per share in the range of $1.45 to $1.53.
•123.5 million diluted weighted average shares outstanding.
•Unlevered free cash flow in the range of $265.0 million to $275.0 million.
Conference Call Information
Tenable will host a conference call on July 30, 2025 at 4:30 p.m. Eastern Time to discuss its financial results. The conference call can be accessed at 877-407-9716 (U.S.) and 201-493-6779 (international). A live webcast of the event will be available on the Tenable Investor Relations website at https://investors.tenable.com. An archived replay of the live broadcast will be available on the Investor Relations page of the website following the call.
About Tenable
Tenable® is the exposure management company, exposing and closing the cybersecurity gaps that erode business value, reputation and trust. The company’s AI-powered exposure management platform radically unifies security visibility, insight and action across the attack surface, equipping modern organizations to protect against attacks from IT infrastructure to cloud environments to critical infrastructure and everywhere in between. By protecting enterprises from security exposure, Tenable reduces business risk for approximately 44,000 customers around the globe. Learn more at tenable.com.
Contact Information
Investor Relations
investors@tenable.com
Media Relations
tenablepr@tenable.com
Forward-Looking Statements
This press release includes forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release other than statements of historical fact, including statements regarding our future results of operations and financial position, our platform's ability to help protect enterprises from security exposure and streamline vulnerability analysis and response, business strategy and plans and objectives for future operations, are forward-looking statements and represent our views as of the date of this press release. The words “anticipate,” "believe,” “continue,” “estimate,” “expect,” “intend,” “may,” “will” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to a number of assumptions and risks and uncertainties, many of which involve factors or circumstances that are beyond our control that could affect our financial results. These risks and uncertainties are detailed in the sections titled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Annual Report on Form 10-K for the year ended December 31, 2024 and other filings that we make from time to time with the SEC, which are available on the SEC's website at sec.gov. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this press release may not occur and actual results could differ materially and adversely from those anticipated or implied in any forward-looking statements. Except as required by law, we are under no obligation to update these forward-looking statements subsequent to the date of this press release, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.
Non-GAAP Financial Measures
To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use certain non-GAAP financial measures, as described below, to understand and evaluate our core operating performance. These non-GAAP financial measures, which may be different than similarly titled measures used by other companies, are presented to enhance the overall understanding of our financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
We believe that these non-GAAP financial measures provide useful information about our financial performance, enhance the overall understanding of our past performance and future prospects and allow for greater transparency with respect to important metrics used by management for financial and operational decision-making. We include these non-GAAP financial measures to present our financial performance using a management view and because we believe that these measures provide an additional comparison of our core financial performance over multiple periods with other companies in our industry.
Reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the financial tables accompanying this press release.
Calculated Current Billings: We define calculated current billings, a non-GAAP financial measure, as total revenue recognized in a period plus the change in current deferred revenue in the corresponding period. We believe that calculated current billings is a key metric to measure our periodic performance. Given that most of our customers pay in advance (including multi-year contracts), but we generally recognize the related revenue ratably over time, we use calculated current billings to measure and monitor our ability to provide our business with the working capital generated by upfront payments from our customers. We believe that calculated current billings, which excludes deferred revenue for periods beyond twelve months in a customer’s contractual term, more closely correlates with annual contract value and that the variability in total billings, depending on the timing of large multi-year contracts and the preference for annual billing versus multi-year upfront billing, may distort growth in one period over another.
Free Cash Flow and Unlevered Free Cash Flow: We define free cash flow, a non-GAAP financial measure, as net cash provided by operating activities less purchases of property and equipment and capitalized software development costs. We believe free cash flow is an important liquidity measure of the cash that is available (if any), after purchases of property and equipment and capitalized software development costs, for investment in our business and to make acquisitions. We believe that free cash flow is useful as a liquidity measure because it measures our ability to generate cash. We define unlevered free cash flow as free cash flow plus cash paid for interest and other financing costs. We believe unlevered free cash flow is useful as a liquidity measure as it measures the cash that is available to invest in our business and meet our current debt obligations and future financing needs. However, given our debt obligations, non-cancelable commitments and other contractual obligations, unlevered free cash flow does not represent residual cash flow available for discretionary expenses.
Non-GAAP Income from Operations and Non-GAAP Operating Margin: We define these non-GAAP financial measures as their respective GAAP measures, excluding the effect of stock-based compensation, acquisition-related expenses, restructuring expenses, costs related to the intra-entity asset transfers resulting from the internal restructuring of legal entities, and amortization of acquired intangible assets. Acquisition-related expenses include transaction and integration expenses, as well as costs related to the intercompany transfer of acquired intellectual property. Restructuring expenses include non-ordinary course severance, employee related benefits, and other charges to reorganize business operations.

We believe that the exclusion of these expenses provides for a useful comparison of our operating results to prior periods and to our peer companies, which commonly exclude restructuring expenses.
Non-GAAP Net Income and Non-GAAP Earnings Per Share: We define non-GAAP net income as GAAP net loss, excluding the effect of stock-based compensation, acquisition-related expenses, restructuring expenses and amortization of acquired intangible assets, including the applicable tax impacts. In addition, we exclude the tax impact and related costs of intra-entity asset transfers resulting from the internal restructuring of legal entities as well as deferred income tax benefits recognized in connection with acquisitions. We use non-GAAP net income to calculate non-GAAP earnings per share.
Non-GAAP Gross Profit and Non-GAAP Gross Margin: We define non-GAAP gross profit as GAAP gross profit, excluding the effect of stock-based compensation and amortization of acquired intangible assets. Non-GAAP gross margin is defined as non-GAAP gross profit as a percentage of revenue.
Non-GAAP Sales and Marketing Expense, Non-GAAP Research and Development Expense and Non-GAAP General and Administrative Expense: We define these non-GAAP measures as their respective GAAP measures, excluding stock-based compensation, acquisition-related expenses and costs related to intra-entity asset transfers resulting from the internal restructuring of legal entities.

TENABLE HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except per share data)	2025	2024	2025	2024
Revenue	$247,295	$221,241	$486,432	$437,202
Cost of revenue(1)	54,434	48,798	106,894	97,730
Gross profit	192,861	172,443	379,538	339,472
Operating expenses:
Sales and marketing(1)	107,091	101,129	210,273	200,954
Research and development(1)	59,236	45,149	112,459	88,876
General and administrative(1)	33,982	30,302	81,965	61,320
Restructuring	—	4,681	—	6,070
Total operating expenses	200,309	181,261	404,697	357,220
Loss from operations	(7,448)	(8,818)	(25,159)	(17,748)
Interest income	4,080	5,974	9,007	11,598
Interest expense	(7,139)	(8,073)	(14,150)	(16,185)
Other income (expense), net	25	93	499	(1,217)
Loss before income taxes	(10,482)	(10,824)	(29,803)	(23,552)
Provision for income taxes	4,224	3,748	7,838	5,406
Net loss	$(14,706)	$(14,572)	$(37,641)	$(28,958)

Net loss per share, basic and diluted	$(0.12)	$(0.12)	$(0.31)	$(0.25)
Weighted-average shares used to compute net loss per share, basic and diluted	120,979	118,681	120,533	118,111
_______________
(1)    Includes stock-based compensation as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Cost of revenue	$3,460	$3,288	$6,775	$6,270
Sales and marketing	17,818	16,276	34,448	31,576
Research and development	15,300	11,799	28,267	22,960
General and administrative(2)	9,948	10,035	32,939	20,311
Total stock-based compensation	$46,526	$41,398	$102,429	$81,117
_______________
(2)    Stock-based compensation in the six months ended June 30, 2025 includes $14.6 million of expense related to the accelerated vesting of equity awards in Q1 for our late CEO.

TENABLE HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS

	June 30, 2025	December 31, 2024
(in thousands, except per share data)	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$175,025	$328,647
Short-term investments	211,489	248,547
Accounts receivable (net of allowance for doubtful accounts of $691 and $525 at June 30, 2025 and December 31, 2024, respectively)	181,114	258,734
Deferred commissions	50,785	51,791
Prepaid expenses and other current assets	54,079	53,026
Total current assets	672,492	940,745
Property and equipment, net	42,577	39,265
Deferred commissions (net of current portion)	64,274	67,914
Operating lease right-of-use assets	36,880	45,139
Acquired intangible assets, net	128,860	94,461
Goodwill	697,769	541,292
Other assets	13,720	13,303
Total assets	$1,656,572	$1,742,119

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$18,828	$19,981
Accrued compensation	55,574	55,784
Deferred revenue	624,548	650,372
Operating lease liabilities	7,138	6,801
Other current liabilities	7,179	5,154
Total current liabilities	713,267	738,092
Deferred revenue (net of current portion)	173,261	182,815
Term loan, net of issuance costs (net of current portion)	355,439	356,705
Operating lease liabilities (net of current portion)	54,059	56,224
Other liabilities	9,847	8,329
Total liabilities	1,305,873	1,342,165

Stockholders’ equity:
Common stock (par value: $0.01; 500,000 shares authorized; 127,352 and 122,371 shares issued at June 30, 2025 and December 31, 2024, respectively)	1,274	1,224
Additional paid-in capital	1,489,379	1,374,659
Treasury stock (at cost: 6,365 and 2,673 shares at June 30, 2025 and December 31, 2024, respectively)	(241,239)	(114,911)
Accumulated other comprehensive income	262	318
Accumulated deficit	(898,977)	(861,336)
Total stockholders’ equity	350,699	399,954
Total liabilities and stockholders’ equity	$1,656,572	$1,742,119

TENABLE HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Six Months Ended June 30,
(in thousands)	2025	2024
Cash flows from operating activities:
Net loss	$(37,641)	$(28,958)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	20,680	15,864
Stock-based compensation	102,429	81,117
Net accretion of discounts and amortization of premiums on short-term investments	(1,975)	(4,378)
Amortization of debt issuance costs	707	662
Restructuring	—	4,528
Other	1,496	2,184
Changes in operating assets and liabilities:
Accounts receivable	79,766	40,462
Prepaid expenses and other assets	5,092	18,105
Accounts payable, accrued expenses and accrued compensation	(4,120)	(20,162)
Deferred revenue	(43,107)	(24,807)
Other current and noncurrent liabilities	6,543	(2,867)
Net cash provided by operating activities	129,870	81,750

Cash flows from investing activities:
Purchases of property and equipment	(10,901)	(1,191)
Capitalized software development costs	(1,323)	(4,767)
Purchases of short-term investments	(83,338)	(160,405)
Sales and maturities of short-term investments	122,314	147,778
Proceeds from other investments	664	3,512
Purchases of other investments	—	(250)
Business combinations, net of cash acquired	(196,182)	(29,162)
Net cash used in investing activities	(168,766)	(44,485)

Cash flows from financing activities:
Payments on term loan	(1,875)	(1,875)
Proceeds from stock issued in connection with the employee stock purchase plan	9,712	9,878
Proceeds from the exercise of stock options	2,187	4,135
Payments for taxes related to net share settlement of equity awards	(1,329)	—
Purchase of treasury stock	(124,999)	(49,991)
Net cash used in financing activities	(116,304)	(37,853)
Effect of exchange rate changes on cash and cash equivalents and restricted cash	1,578	(3,077)
Net decrease in cash and cash equivalents and restricted cash	(153,622)	(3,665)
Cash and cash equivalents and restricted cash at beginning of period	328,647	237,132
Cash and cash equivalents and restricted cash at end of period	$175,025	$233,467

TENABLE HOLDINGS, INC.
REVENUE COMPONENTS AND RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(unaudited)

Revenue	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2025	2024	2025	2024
Subscription revenue	$228,031	$202,538	$448,474	$400,173
Perpetual license and maintenance revenue	11,411	12,016	22,963	24,172
Professional services and other revenue	7,853	6,687	14,995	12,857
Revenue(1)	$247,295	$221,241	$486,432	$437,202
_______________
(1)    Recurring revenue, which includes revenue from subscription arrangements for software (both recognized ratably over the subscription term and upon delivery) and cloud-based solutions and maintenance associated with perpetual licenses, represented 96% of revenue in the three and six months ended June 30, 2025 and 2024.

Calculated Current Billings	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2025	2024	2025	2024
Revenue	$247,295	$221,241	$486,432	$437,202
Deferred revenue (current), end of period	624,548	562,587	624,548	562,587
Deferred revenue (current), beginning of period(1)	(633,258)	(562,683)	(657,035)	(580,887)
Calculated current billings	$238,585	$221,145	$453,945	$418,902
________________
(1)    Deferred revenue (current), beginning of period for the three months ended June 30, 2025 and 2024, and the six months ended June 30, 2025 and 2024 includes $0.1 million, $0.1 million, $6.7 million and $0.1 million, respectively, related to acquired deferred revenue.

Remaining Performance Obligations	June 30,		Change
(in thousands)	2025	2024	%
Remaining performance obligations, short-term	$641,918	$572,015	12%
Remaining performance obligations, long-term	247,225	175,526	41%
Remaining performance obligations	$889,143	$747,541	19%

Free Cash Flow and Unlevered Free Cash Flow	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2025	2024	2025	2024
Net cash provided by operating activities	$42,463	$31,424	$129,870	$81,750
Purchases of property and equipment	(4,348)	(526)	(10,901)	(1,191)
Capitalized software development costs	(699)	(2,235)	(1,323)	(4,767)
Free cash flow	37,416	28,663	117,646	75,792
Cash paid for interest and other financing costs	6,859	7,839	13,433	15,450
Unlevered free cash flow	$44,275	$36,502	$131,079	$91,242
Free cash flow and unlevered free cash flow for the periods presented were impacted by:

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2025	2024	2025	2024
Employee stock purchase plan activity	$4,923	$3,702	$(490)	$(2,630)
Acquisition-related expenses	(1,630)	(197)	(4,819)	(663)
Restructuring	—	(1,597)	—	(5,419)

Non-GAAP Income from Operations and Non-GAAP Operating Margin	Three Months Ended June 30,		Six Months Ended June 30,
(dollars in thousands)	2025	2024	2025	2024
Loss from operations	$(7,448)	$(8,818)	$(25,159)	$(17,748)
Stock-based compensation	46,526	41,398	102,429	81,117
Acquisition-related expenses	2,081	763	6,702	924
Restructuring	—	4,681	—	6,070
Amortization of acquired intangible assets	6,537	4,760	12,401	9,429
Non-GAAP income from operations	$47,696	$42,784	$96,373	$79,792
Operating margin	(3)%	(4)%	(5)%	(4)%
Non-GAAP operating margin	19%	19%	20%	18%

Non-GAAP Net Income and Non-GAAP Earnings Per Share	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except per share data)	2025	2024	2025	2024
Net loss	$(14,706)	$(14,572)	$(37,641)	$(28,958)
Stock-based compensation	46,526	41,398	102,429	81,117
Tax impact of stock-based compensation(1)	1,041	1,175	1,896	98
Acquisition-related expenses(2)	2,081	763	6,702	924
Restructuring(2)	—	4,681	—	6,070
Amortization of acquired intangible assets(2)	6,537	4,760	12,401	9,429
Tax impact of acquisitions	(42)	(43)	(100)	(78)
Non-GAAP net income	$41,437	$38,162	$85,687	$68,602

Net loss per share, diluted	$(0.12)	$(0.12)	$(0.31)	$(0.25)
Stock-based compensation	0.38	0.35	0.85	0.69
Tax impact of stock-based compensation(1)	0.01	0.01	0.02	—
Acquisition-related expenses(2)	0.02	—	0.05	0.01
Restructuring(2)	—	0.04	—	0.05
Amortization of acquired intangible assets(2)	0.05	0.04	0.10	0.08
Tax impact of acquisitions	—	—	—	—
Adjustment to diluted earnings per share(3)	—	(0.01)	(0.02)	(0.02)
Non-GAAP earnings per share, diluted	$0.34	$0.31	$0.69	$0.56

Weighted-average shares used to compute GAAP net loss per share, diluted	120,979	118,681	120,533	118,111

Weighted-average shares used to compute non-GAAP earnings per share, diluted	122,875	123,056	123,516	123,161
________________
(1)    The tax impact of stock-based compensation is based on the tax treatment for the applicable tax jurisdictions.
(2)    The tax impact of acquisition-related expenses, restructuring and the amortization of acquired intangible assets are not material.
(3)     An adjustment to reconcile GAAP net loss per share, which excludes potentially dilutive shares, to non-GAAP earnings per share, which includes potentially dilutive shares.

Non-GAAP Gross Profit and Non-GAAP Gross Margin	Three Months Ended June 30,		Six Months Ended June 30,
(dollars in thousands)	2025	2024	2025	2024
Gross profit	$192,861	$172,443	$379,538	$339,472
Stock-based compensation	3,460	3,288	6,775	6,270
Amortization of acquired intangible assets	6,537	4,760	12,401	9,429
Non-GAAP gross profit	$202,858	$180,491	$398,714	$355,171
Gross margin	78%	78%	78%	78%
Non-GAAP gross margin	82%	82%	82%	81%

Non-GAAP Sales and Marketing Expense	Three Months Ended June 30,		Six Months Ended June 30,
(dollars in thousands)	2025	2024	2025	2024
Sales and marketing expense	$107,091	$101,129	$210,273	$200,954
Less: Stock-based compensation	17,818	16,276	34,448	31,576
Less: Acquisition-related expenses	258	49	1,312	49
Non-GAAP sales and marketing expense	$89,015	$84,804	$174,513	$169,329
Non-GAAP sales and marketing expense % of revenue	36%	38%	36%	39%

Non-GAAP Research and Development Expense	Three Months Ended June 30,		Six Months Ended June 30,
(dollars in thousands)	2025	2024	2025	2024
Research and development expense	$59,236	$45,149	$112,459	$88,876
Less: Stock-based compensation	15,300	11,799	28,267	22,960
Less: Acquisition-related expenses	532	—	1,771	(20)
Non-GAAP research and development expense	$43,404	$33,350	$82,421	$65,936
Non-GAAP research and development expense % of revenue	18%	15%	17%	15%

Non-GAAP General and Administrative Expense	Three Months Ended June 30,		Six Months Ended June 30,
(dollars in thousands)	2025	2024	2025	2024
General and administrative expense	$33,982	$30,302	$81,965	$61,320
Less: Stock-based compensation	9,948	10,035	32,939	20,311
Less: Acquisition-related expenses	1,291	714	3,619	895
Non-GAAP general and administrative expense	$22,743	$19,553	$45,407	$40,114
Non-GAAP general and administrative expense % of revenue	9%	9%	9%	9%
The following adjustments to reconcile forecasted non-GAAP income from operations, non-GAAP net income, non-GAAP earnings per share, free cash flow and unlevered free cash flow are subject to a number of uncertainties and assumptions, each of which are inherently difficult to forecast. As a result, actual adjustments and GAAP results may differ materially.

Forecasted Non-GAAP Income from Operations	Three Months Ending September 30, 2025		Year Ending December 31, 2025
(in millions)	Low	High	Low	High
Forecasted loss from operations	$(3.1)	$(1.1)	$(25.8)	$(15.8)
Forecasted stock-based compensation	47.6	47.6	197.5	197.5
Forecasted acquisition-related expenses	0.7	0.7	7.3	7.3
Forecasted amortization of acquired intangible assets	6.8	6.8	26.0	26.0
Forecasted non-GAAP income from operations	$52.0	$54.0	$205.0	$215.0

Forecasted Non-GAAP Net Income and Non-GAAP Earnings Per Share	Three Months Ending September 30, 2025		Year Ending December 31, 2025
(in millions, except per share data)	Low	High	Low	High
Forecasted net loss(1)	$(12.0)	$(10.0)	$(55.4)	$(45.4)
Forecasted stock-based compensation	47.6	47.6	197.5	197.5
Forecasted tax impact of stock-based compensation	1.0	1.0	3.8	3.8
Forecasted acquisition-related expenses	0.7	0.7	7.3	7.3
Forecasted amortization of acquired intangible assets	6.8	6.8	26.0	26.0
Forecasted tax impact of acquisitions	(0.1)	(0.1)	(0.2)	(0.2)
Forecasted non-GAAP net income	$44.0	$46.0	$179.0	$189.0

Forecasted net loss per share, diluted(1)	$(0.10)	$(0.08)	$(0.46)	$(0.38)
Forecasted stock-based compensation	0.39	0.39	1.63	1.63
Forecasted tax impact of stock-based compensation	0.01	0.01	0.03	0.03
Forecasted acquisition-related expenses	0.01	0.01	0.06	0.06
Forecasted amortization of acquired intangible assets	0.06	0.06	0.21	0.21
Forecasted tax impact of acquisitions	—	—	—	—
Adjustment to diluted earnings per share(2)	(0.01)	(0.02)	(0.02)	(0.02)
Forecasted non-GAAP earnings per share, diluted	$0.36	$0.37	$1.45	$1.53

Forecasted weighted-average shares used to compute GAAP net loss per share, diluted	121.0	121.0	121.0	121.0
Forecasted weighted-average shares used to compute non-GAAP earnings per share, diluted	123.0	123.0	123.5	123.5
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(1)    The forecasted GAAP net loss assumes income tax expense of $4.3 million and $16.4 million in the three months ending September 30, 2025 and year ending December 31, 2025, respectively.
(2)    Adjustment to reconcile GAAP net loss per share, which excludes potentially dilutive shares, to non-GAAP earnings per share, which includes potentially dilutive shares.

Forecasted Free Cash Flow and Unlevered Free Cash Flow	Year Ending December 31, 2025
(in millions)	Low	High
Forecasted net cash provided by operating activities	$254.0	$264.0
Forecasted purchases of property and equipment	(13.0)	(13.0)
Forecasted capitalized software development costs	(3.0)	(3.0)
Forecasted free cash flow	238.0	248.0
Forecasted cash paid for interest and other financing costs	27.0	27.0
Forecasted unlevered free cash flow	$265.0	$275.0